EXHIBIT (c)(iv)

Queensland State Accounts

for the Quarter ended September 30, 2002

Queensland State Accounts, September Quarter 2002

For further information contact

CONTACT	TELEPHONE	E-MAIL	TYPE OF ENQUIRY
Jim Hurley	(07) 3225 1562	jim.hurley@treasury.qld.gov.au	Accuracy and reliability
George Tharenou	(07) 3225 8237	george.tharenou@treasury.qld.gov.au	Concepts and interpretation
Mathew Thomas	(07) 3247 4774	mathew.thomas@treasury.qld.gov.au	Concepts and interpretation

Websites

www.oesr.qld.gov.au

or

www.treasury.qld.gov.au

Electronic Subscription information: Rinie Klein

Office of the Government Statistician

Level 16

61 Mary Street

Brisbane Q 4000

Telephone:                                 (07) 3324 5326

Facsimile:                                  (07) 3220 0831

E-mail                                         qsa@treasury.qld.gov.au

© The State of Queensland (Queensland Treasury)

2003

Copyright protects this publication. Except for purposes permitted under the Copyright Act, reproduction by whatever means is prohibited without the prior written permission of the Under Treasurer

ISSN 1321-2338

Queensland State Accounts, September Quarter 2002

September quarter 2002—Main Features

Table I

Percentage Change in Gross State Product Chain volume measures (2000-01 prices)
	Queensland (a)	Rest of Australia (a)	Australia (b)
TREND
Last quarter	1.6	0.6	0.7
Same quarter last year	4.5	3.4	3.6

ORIGINAL
Year-average (c)	5.4	3.9	4.2

(a)	Source: Office of the Government Statistician, Queensland State Accounts

(b)	Source: Australian Bureau of Statistics, Australian National Accounts

(c)	Reference quarter and the three preceding quarters compared with the same period a year earlier

Chart 1

Gross State Product

(quarterly change, trend)

Commentary

•	Queensland’s real trend GSP recorded growth of 1.6% in September quarter 2002, following growth of 1.1% in June quarter. This compares with growth in the Rest of Australia of 0.6% in September quarter 2002.

•	Compared with the same quarter last year, the Queensland economy grew by 4.5%, while the Rest of Australia recorded weaker annual growth of 3.4%.

Notes

•	The estimate of Queensland’s economic growth for 2001-02 has been revised upward to 5.3% (see table VI on page x) compared with the 4.4% growth estimate in the June quarter issue of the Queensland State Accounts. This revision reflects a number of significant revisions resulting from incorporating new annual estimates from the ABS Australian National Accounts, State Accounts: 2001-02.

•	The estimates of general government final consumption expenditure in this publication differ from estimates for Queensland published by the ABS in Australian National Accounts: National Income, Expenditure and Product. The difference reflects an understatement by the ABS of general government state and local final consumption expenditure for the four quarters of 1999-2000 for Queensland. Estimates for public enterprises gross fixed capital formation also differ from those published by the ABS for the past five quarters, reflecting more up to date Queensland Treasury data.

•	Estimates of compensation of employees in this publication also differ from the estimates for Queensland published by the ABS in Australian National Accounts: National Income, Expenditure and Product. See Methodological Issues in the Explanatory Notes, on page 11.

Queensland State Accounts, September Quarter 2002

Additional Commentary

Household Final Consumption Expenditure

•	Household final consumption expenditure has been solid for the three quarters of 2002 underpinned by strong growth in retail trade estimates. This follows a period of weaker activity in the last three quarters of 2001. In comparison, the Rest of Australia recorded slightly lower growth in September quarter 2002 of 1.0%, following stronger growth in the second half of 2001.

Chart 2 Household Final Consumption Expenditure

(quarterly % change, CVM, trend)

Dwelling Investment

•	Dwelling investment in Queensland continued to grow strongly through 2001-02 and into September quarter 2002, following the sharp decline in 2000-01 reflecting the disruption to the construction cycle as a result of the introduction of the GST. By September quarter 2001, the effects of the pre-GST pull-forward began to abate, coinciding with the enhancement of the Commonwealth Government’s First Home Owner Grant Scheme, significantly boosting demand for new housing.

Queensland State Accounts, September Quarter 2002

Chart 3 Dwelling Investment

(quarterly % change, CVM, trend)

Business Investment

•	Business investment (other buildings and structures and machinery and equipment investment) in Queensland continued to perform strongly this quarter rising 5.9%. The rate of growth in machinery and equipment has slowed in the past three quarters, although this has been more than offset by a recovery in other buildings and structures investment. Queensland has recorded stronger growth in business investment than the Rest of Australia for the past seven quarters.

Chart 4 Business Investment

(quarterly % change, CVM, trend)

Queensland State Accounts, September Quarter 2002

Public Final Demand

•	Queensland’s public final demand has increased over the last five quarters, largely due to increases in general government final consumption expenditure. To a lesser extent, overall public gross fixed capital formation has added to growth.

Chart 5 Public Final Demand

(quarterly % change, CVM, trend)

Gross State/Rest of Australia Expenditure

•	Growth in domestic activity in Queensland, as measured by gross state expenditure, has accelerated over the past seven quarters. In contrast, growth in the Rest of Australia has moderated over the last two quarters.

Chart 6 Gross State/Rest of Australia Expenditure

(quarterly % change, CVM, trend)

Queensland State Accounts, September Quarter 2002

Net Exports

•	Net exports of goods and services have detracted from Queensland’s overall economic growth for the past five quarters. In September quarter 2002, net exports detracted 0.6% point from overall growth. Net exports have also detracted from growth in the Rest of Australia for the last five quarters, with a detraction of 0.4% point recorded in September quarter 2002.

Chart 7 Net Exports

(quarterly % point contribution, CVM, trend)

Contribution to Growth

•	Chart 8 and Chart 9 below show contributions to growth of gross state/rest of Australia expenditure and net exports for Queensland and the Rest of Australia. As indicated below, Queensland’s gross state expenditure has accelerated over the last seven quarters and net exports have detracted from growth in the past five quarters. However, as a result of strong contributions from Queensland’s gross state expenditure for the past several quarters, Queensland has recorded solid economic growth. In contrast, gross rest of Australia’s expenditure has moderated over the past two quarters.

Queensland State Accounts, September Quarter 2002

Chart 8 Contribution to Growth, Queensland

(quarterly % point contribution, CVM, trend)

Chart 9 Contribution to Growth, Rest of Australia

(quarterly % point contribution, CVM, trend)

Queensland State Accounts, September Quarter 2002

Table II

Changes and Contribution to Growth, Annual, Trend, Chain Volume Measures (a)

	Queensland		Rest of Australia (b)
	Annual % change Sep-01 to Sep-02	% point contribution to growth in GSP Sept-01 to Sept-02	Annual % change Sep-01 to Sep-02	% point contribution to growth in GSP Sep-01 to Sep-02

Final consumption expenditure
Households	1.2	0.7	1.0	0.6
General government	0.2	0.0	0.3	0.1

Gross fixed capital formation
Private	5.6	1.2	2.5	0.5
Dwellings	7.5	0.6	3.2	0.2
Other buildings and structures	11.3	0.4	7.5	0.2
Machinery and equipment	3.1	0.2	0.5	0.0

Public enterprises	3.3	0.1	-3.6	-0.1
General government	-0.6	0.0	-0.9	0.0

Changes in inventories	n.a.	0.0	n.a.	-0.1

Gross state expenditure	2.1	2.2	0.9	1.0

Exports of goods and services overseas	2.1	0.13	0.5	0.1
Exports of goods and services interstate	0.2	0.0	0.7	0.0
less Imports of goods and services overseas	3.3	0.6	2.2	0.5
less Imports of goods and services interstate	0.7	0.2	0.2	0.0
Gross state product	1.6	1.6	0.6	0.6

n.a. not applicable

(a) Chain volume measure reference year 2000-01

(b) Due to the ABS methodology of estimating trend estimates in aggregate, rather than as the sum of the trend estimates of their components, the

     Rest of Australia contributions to growth are not additive.

•	Real trend household final consumption expenditure in Queensland grew by 1.2% and contributed 0.7% point to overall growth in September quarter 2002. This compares with slightly weaker growth in the Rest of Australia of 1.0% in the quarter.

•	General government final consumption expenditure in Queensland rose 0.2% in the September quarter.

•	Private gross fixed capital formation continued its trend of recent quarters and grew by 5.6%, contributing 1.2% points to growth in Queensland in the September quarter. All components of private gross fixed capital formation displayed strong growth, especially dwellings and other buildings and structures.

•	Net exports detracted 0.6% point from GSP growth in Queensland, compared with a detraction of 0.4% point in the Rest of Australia. Queensland’s exports of goods and services overseas recorded moderate growth of 0.2% in the September quarter, more than offset by stronger growth in imports of goods and services overseas of 3.3%.

Queensland State Accounts, September Quarter 2002

Table III

Changes and Contribution to Growth, Annual, Trend, Chain Volume Measures (a)

	Queensland		Rest of Australia (b)
	Annual % change Sep-01 to Sep-02	% point contribution to growth in GSP Sept-01 to Sept-02	Annual % change Sep-01 to Sep-02	% point contribution to growth in GSP Sep-01 to Sep-02

Final consumption expenditure
Households	4.2	2.5	4.5	2.7
General government	6.0	1.1	3.8	0.7

Gross fixed capital formation
Private	21.6	4.1	14.3	2.5
Dwellings	26.8	1.8	22.5	1.1
Other buildings and structures	34.8	1.1	34.6	0.9
Machinery and equipment	16.3	1.1	6.0	0.4

Public enterprises	16.2	0.4	-1.4	0.9
General government	1.2	0.0	-9.4	-0.2

Changes in inventories	n.a.	0.3	n.a.	-0.1

Gross state expenditure	7.9	8.1	5.9	5,9

Exports of goods and services overseas	-1.1	-0.3	0.6	0.1
Exports of goods and services interstate	11.9	1.4	9.0	0.4
less Imports of goods and services overseas	17.2	2.8	12.1	2.8
less Imports of goods and services interstate	9.0	2.0	11.9	0.3
Gross state product	4.5	4.5	3.4	3.4

n.a. not applicable

(a) Chain volume measure reference year 2000-01

(b) Due to the ABS methodology of estimating trend estimates in aggregate, rather than as the sum of the trend estimates of their components, the

     Rest of Australia contributions to growth are not additive.

•	Real household final consumption expenditure in Queensland grew by 4.2% over the year to the September quarter 2002 and contributed 2.5% points to annual growth in Queensland’s GSP.

•	Private gross fixed capital formation grew strongly in trend terms rising 21.6% over the year, making it the major contributor to annual economic growth. This was due to substantial increases recorded in all major components of private gross fixed capital formation over the year: other buildings and structures (up 34.8%), dwelling construction (up 26.8%), and machinery and equipment (up 16.3%).

•	Public final demand recorded growth of 6.3%, and contributed 1.5% points to growth over the year to September quarter 2002. This was largely due to solid growth in public enterprise gross fixed capital formation (up 16.2%) and general government final consumption expenditure (up 6.0%).

•	Net exports detracted 3.6% points from GSP growth over the year to September quarter 2002, largely reflecting a decline in exports of goods and services overseas and strong growth in imports of goods and services to satisfy the strong growth in domestic demand over the year.

Queensland State Accounts, September Quarter 2002

Table IV

Changes and Contribution to Growth, Quarterly, Trend, Current Prices

	Queensland		Rest of Australia (a)
	Quarterly % change Jun-02 to Sep-02	% point contribution to growth in GSP Jun-02 to Sep-02	Quarterly % change Jun-02 to Sep-02	% point contribution to growth in GSP Jun-02 to Sep-02

Compensation of employees	1.1	0.5	1.9	0.9
Gross operating surplus and mixed income	1.5	0.6	0.7	0.3
Gross state product at factor cost	1.3	1.1	1.4	1.2
Taxes less subsidies on production and imports	3.2	0.4	2.5	0.3
Gross state product	1.4	1.4	1.4	1.4
Final consumption expenditure
Households	1.7	1.0	1.6	0.9
General government	0.9	0.2	1.5	0.3
Gross fixed capital formation
Private	6.0	1.3	2.7	0.5
Dwellings	8.9	0.7	4.2	0.2
Other buildings and structures	12.5	0.4	9.0	0.3
Machinery and equipment	2.2	0.1	-0.4	0.0
Public enterprise	3.2	0.1	-3.3	0.0
General government	-0.3	0.0	-1.7	0.0
Changes in inventories	n.a.	-0.1	n.a.	0.0
Gross state expenditure	2.3	2.4	1.7	1.7
Exports of goods and services overseas	-1.6	-0.4	0.2	0.0
Exports of goods and services interstate	0.1	0.0	0.6	0.0
less Imports of goods and services overseas	3.4	0.6	1.5	0.3
less Imports of goods and services interstate	0.6	0.1	0.1	0.0
Gross state product	1.4	1.4	1.4	1.4

n.a.	not applicable
(a)	Due to the ABS methodology of estimating trend estimates in aggregate, rather than as the sum of the trend estimates of their components, the Rest of Australia contributions to growth are not additive.

•	In current price terms, both Queensland and Rest of Australia recorded economic growth of 1.4% in September quarter 2002.

•	Compensation of employees grew by 1.1% in the September quarter, some 0.8% point lower than the growth of 1.9% recorded in the Rest of Australia.

•	Gross operating surplus and mixed income increased by 1.5% in the quarter, while the Rest of Australia recorded growth of 0.7%.

Queensland State Accounts, September Quarter 2002

Table V

Changes and Contribution to Growth, Annual, Trend, Current Prices

	Queensland		Rest of Australia (a)
	Annual % change Sep-01 to Sep-02	% point contribution to growth in GSP Sep-01 to Sep-02	Annual % change Sep-01 to Sep-02	% point contribution to growth in GSP Sep-01 to Sep-02
Compensation of employees	5.8	2.7	5.5	2.6
Gross operating surplus and mixed income	5.7	2.3	7.2	2.8
Gross state product at factor cost	5.7	5.1	6.4	5.6
Taxes less subsidies on production and imports	9.5	1.1	7.1	0.9
Gross state product	5.8	5.8	6.2	6.2

Final consumption expenditure
Households	6.6	3.9	6.6	4.0
General government	10.4	1.8	7.2	1.3

Gross fixed capital formation
Private	24.5	4.6	14.2	2.5
Dwellings	32.1	2.0	27.0	1.3
Other buildings and structures	40.1	1.2	38.4	1.0
Machinery and equipment	12.9	0.8	1.8	0.1
Public enterprise	16.6	0.4	-2.6	0.0
General government	1.6	0.1	-10.7	-0.2
Changes in inventories	n.a.	0.1	n.a.	-0.1
Gross state expenditure	9.9	10.0	8.0	7.9
Exports of goods and services overseas	-7.1	-1.8	-2.4	-0.5
Exports of goods and services interstate	9.2	1.1	6.9	0.3
less Imports of goods and services overseas	12.4	2.0	5.6	1.3
less Imports of goods and services interstate	6.9	1.5	9.2	0.2

Gross state product	5.8	5.8	6.2	6.2

n.a.	not applicable
(a)	Due to the ABS methodology of estimating trend estimates in aggregate, rather than as the sum of the trend estimates of their components, the Rest of Australia contributions to growth are not additive.

•	Over the year to September quarter 2002, Queensland’s current price gross state product grew by 5.8%. This compares with growth in the Rest of Australia of 6.2%.

•	Trend compensation of employees grew by 5.8% in Queensland over the year to September quarter 2002, stronger than Rest of Australia’s growth of 5.5%.

•	Gross operating surplus and mixed income in Queensland grew by 5.7% over the year to September quarter 2002 compared with growth of 7.2% in the Rest of Australia.

Queensland State Accounts, September Quarter 2002

Revisions to 2001-02 Estimates

The table below contains revised 2001-02 estimates for Queensland and the Rest of Australia.The year - average estimate of GSP has been revised up by 0.9% point since the June Quarter release of the Queenlsand State Accounts. This largely reflects revised annual benchmarks released by the Australian Bureau of Statistics in the Australian National Accounts, State Accounts: 2001-02.

Table VI

Revised Changes and Contribution to Growth, 2001-02, Chain Volume Measures (a)

	Queensland		Rest of Australia
	Year-Average % Change 2000-01 to 2001-02	% point contribution to growth in GSP 2000-01 to 2001-02	Year-Average % Change 2000-01 to 2001-02	% point contribution to growth in GSP 2000-01 to 2001-02

Final consumption expenditure
Households	2.7	1.6	3.7	2.2
General government	5.8	1.0	3.3	0.6

Gross fixed capital formation
Private (b)	22.7	4.0	7.9	1.4
Dwellings	30.8	1.7	16.8	0.8
Other buildings and structure (b)	14.9	0.5	9.3	0.3
Machinery and equipment	21.8	1.3	-0.2	0.0

Public enterprise (b)	-9.1	-0.2	44.7	0.5
General government	-8.0	-0.3	-3.4	-0.1
Changes in inventories	n.a.	0.1	n.a.	0.1

Gross State expenditure	5.9	6.1	4.6	4.6

Exports of goods and services overseas	0.0	0.0	-1.8	-0.4
Exports of goods and services interstate	14.6	1.7	9.7	0.4
Less import of goods and services overseas	2.1	0.4	2.3	0.6
Less import of goods and services interstate	9.7	2.2	14.6	0.4

Gross state product	5.3	5.3	3.7	3.7

  n.a. not applicable

(a)	Chain volume measure reference year 2000-01
(b)	Includes private sector net purchases of major second-hand public sector assets and the offsetting net sales by the public sector

Queensland State Accounts, September Quarter 2002

List of Tables

Queensland State Accounts

Page
Table	Domestic Production Accounts—Queensland
1	Trend, chain volume measures, $m	1
2	Trend, chain volume measures, quarterly % change	3
3	Trend, chain volume measures, quarterly contribution to growth % point	5
4	Trend, chain volume measures, annual % change—quarterly	7
5	Trend, chain volume measures, annual contribution to growth—quarterly % point	9
	Explanatory Notes	11

Additional tables also available on the Internet

Domestic Production Accounts—Queensland
6	Seasonally adjusted, chain volume measures, $m
7	Seasonally adjusted, chain volume measures, quarterly % change
8	Seasonally adjusted, chain volume measures, annual % change—quarterly
9	Original, chain volume measures, $m
10	Original, chain volume measures, annual % change—quarterly
11	Trend, current prices, $m
12	Trend, current prices, quarterly % change
13	Trend, current prices, quarterly contribution to growth, % point
14	Seasonally adjusted, current prices, $m
15	Seasonally adjusted, current prices, quarterly % change
16	Seasonally adjusted, current prices, quarterly contribution to growth, % point
17	Original, current prices, $m
18	Original, current prices, annual % change—quarterly
19	Trend, implicit price deflators, 2000-01 = 100
20	Original, implicit price deflators, 2000-01 = 100

Domestic Production Accounts—Rest of Australia
21	Trend, chain volume measures, $m
22	Trend, chain volume measures, quarterly % change
23	Seasonally adjusted, chain volume measures, $m
24	Original, chain volume measures, $m
25	Trend, current prices, $m
26	Original, current prices, $m

Queensland State Accounts, September Quarter 2002

27	Trend, implicit price deflators, 2001-01=100

As indicated above, the Queensland State Accounts, including additional tables and the complete time series for Queensland and the Rest of Australia, are available through the Office of Economic and Statistical Research website.

www.oesr.qld.gov.au

TABLE 1

DOMESTIC PRODUCTION ACCOUNT—QUEENSLAND

(Trend, chain volume measure, $m)

	Quarters
	1999-2000				2000-01				2001-02				2002-03
	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep
Household final consumption expenditure	16,070	16,208	16,296	16,402	16,599	16,853	17,073	17,174	17,231	17,312	17,508	17,747	17,960
Internal consumption expenditure	15,391	15,545	15,659	15,764	15,927	16,152	16,361	16,484	16,579	16,691	16,897	17,140	17,352
Non-tourism	14,666	14,848	15,001	15,133	15,288	15,456	15,618	15,715	15,803	15,927	16,135	16,364	16,555
Tourism	725	697	658	631	639	696	743	769	776	764	762	776	797
External consumption expenditure	679	663	637	638	672	701	712	690	652	621	611	607	608
Imports of tourism services, overseas	237	245	243	239	240	241	240	231	222	219	221	223	223
Imports of tourism services, interstate	442	418	394	399	432	460	472	459	430	402	390	384	385
General government final consumption expenditure	4,836	4,958	5,032	5,041	5,006	4,969	4,965	4,995	5,090	5,226	5,333	5,382	5,394
National	1,664	1,746	1,807	1,820	1,790	1,757	1,764	1,802	1,876	1,949	1,995	2,010	2,012
State and local	3,172	3,212	3,225	3,221	3,216	3,212	3,201	3,193	3,214	3,277	3,338	3,372	3,382
Private gross fixed capital formation	5,221	5,387	5,510	5,339	4,984	4,746	4,862	5,184	5,506	5,751	6,005	6,340	6,697
Dwellings	1,490	1,736	1,974	1,957	1,701	1,477	1,495	1,701	1,887	1,991	2,087	2,227	2,393
Other buildings and structures	1,137	1,059	981	947	937	951	966	935	884	877	954	1,071	1,192
Machinery and equipment	1,891	1,869	1,814	1,686	1,590	1,550	1,604	1,708	1,859	1,973	2,032	2,097	2,162
Livestock	130	128	130	137	146	150	155	169	191	210	208	191	172
Intangible fixed assets	229	239	248	258	273	287	294	292	286	285	293	305	316
Ownership transfer costs	344	356	363	354	337	331	348	379	399	415	431	449	462
Public enterprises gross fixed capital formation	673	725	709	652	593	585	575	593	647	687	707	728	752
Commonwealth	232	246	228	208	171	132	115	133	183	217	209	192	172
State and local	441	479	481	444	422	453	460	460	464	470	498	536	580
General government gross fixed capital formation	1,067	1,135	1,137	1,112	1,095	1,066	1,025	970	937	936	948	954	948
National	99	116	109	95	100	116	128	121	113	112	118	122	123
State and local	968	1,019	1,028	1,017	995	950	897	849	824	824	830	832	825
Change in inventories	324	193	74	25	16	9	-18	-36	-12	29	56	65	62
Statistical discrepancy (E)	-91	-62	18	85	85	30	-23	4	42	-8	-93	-108	-42
Gross state expenditure	28,100	28,544	28,776	28,656	28,378	28,258	28,459	28,884	29,441	29,933	30,464	31,108	31,771
Exports of goods and services	9,415	9,533	9,761	10,008	10,168	10,225	10,274	10,359	10,498	10,657	10,763	10,810	10,834
Exports of goods and services, overseas	6,170	6,254	6,367	6,560	6,754	6,897	6,971	6,967	6,983	6,945	6,895	6,885	6,902
Exports of goods, overseas	4,857	4,959	5,035	5,143	5,286	5,442	5,577	5,631	5,660	5,635	5,595	5,594	5,617
Exports of services, less tourism services, overseas	813	798	828	895	934	924	878	837	838	838	833	821	808
Exports of tourism services, overseas	500	497	504	522	534	531	516	499	485	472	467	470	477
Exports of goods and services, interstate	3,245	3,279	3,394	3,448	3,414	3,328	3,303	3,392	3,515	3,712	3,868	3,925	3,932
Exports of goods, interstate	2,133	2,149	2,211	2,225	2,210	2,178	2,193	2,252	2,344	2,483	2,607	2,660	2,661
Exports of services, less tourism services, interstate	—	—	—	—	—	—	—	—	—	—	—	—	—
Exports of tourism services, interstate	1,112	1,130	1,183	1,223	1,204	1,150	1,110	1,140	1,171	1,229	1,261	1,265	1,271
less Imports of goods and services	11,285	11,289	11,254	11,106	10,970	10,900	10,948	10,966	11,120	11,479	11,914	12,281	12,502
less Imports of goods and services, overseas	4,811	4,968	5,076	5,069	4,972	4,843	4,717	4,623	4,631	4,777	5,023	5,255	5,429
less Imports of goods, overseas	3,444	3,571	3,668	3,671	3,591	3,479	3,369	3,304	3,339	3,481	3,700	3,907	4,066
less Imports of services, less tourism services, overseas	1,130	1,152	1,165	1,159	1,141	1,123	1,108	1,088	1,070	1,077	1,102	1,125	1,140
Imports of tourism services, overseas	237	245	243	239	240	241	240	231	222	219	221	223	223
less Imports of goods and services, interstate	6,474	6,321	6,178	6,037	5,998	6,057	6,231	6,343	6,489	6,702	6,891	7,026	7,073
less Imports of goods, interstate	6,032	5,903	5,784	5,638	5,566	5,597	5,759	5,884	6,059	6,300	6,501	6,642	6,688
less Imports of services, less tourism services, interstate	—	—	—	—	—	—	—	—	—	—	—	—	—
Imports of tourism services, interstate	442	418	394	399	432	460	472	459	430	402	390	384	385
Expenditure on gross state product	26,230	26,788	27,283	27,558	27,576	27,583	27,785	28,277	28,819	29,111	29,313	29,637	30,103

TABLE 2

DOMESTIC PRODUCTION ACCOUNT—QUEENSLAND

(Trend, chain volume measure, quarterly % change)

	Change from last quarter
	1999-2000				2000-01				2001-02				2002-03
	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep
Household final consumption expenditure	1.0	0.9	0.5	0.7	1.2	1.5	1.3	0.6	0.3	0.5	1.1	1.4	1.2
Internal consumption expenditure	1.1	1.0	0.7	0.7	1.0	1.4	1.3	0.8	0.6	0.7	1.2	1.4	1.2
Non-tourism	1.1	1.2	1.0	0.9	1.0	1.1	1.0	0.6	0.6	0.8	1.3	1.4	1.2
Tourism	-0.1	-3.9	-5.6	-4.1	1.3	8.9	6.8	3.5	0.9	-1.5	-0.3	1.8	2.7
External consumption expenditure	-0.4	-2.4	-3.9	0.2	5.3	4.3	1.6	-3.1	-5.5	-4.8	-1.6	-0.7	0.2
Imports of tourism services, overseas	5.3	3.4	-0.8	-1.6	0.4	0.4	-0.4	-3.8	-3.9	-1.4	0.9	0.9	0.0
Imports of tourism services, interstate	-3.3	-5.4	-5.7	1.3	8.3	6.5	2.6	-2.8	-6.3	-6.5	-3.0	-1.5	0.3
General government final consumption expenditure	2.3	2.5	1.5	0.2	-0.7	-0.7	-0.1	0.6	1.9	2.7	2.0	0.9	0.2
National	3.3	4.9	3.5	0.7	-1.6	-1.8	0.4	2.2	4.1	3.9	2.4	0.8	0.1
State and local	1.8	1.3	0.4	-0.1	-0.2	-0.1	-0.3	-0.2	0.7	2.0	1.9	1.0	0.3
Private gross fixed capital formation	0.0	3.2	2.3	-3.1	-6.6	-4.8	2.4	6.6	6.2	4.4	4.4	5.6	5.6
Dwellings	3.1	16.5	13.7	-0.9	-13.1	-13.2	1.2	13.8	10.9	5.5	4.8	6.7	7.5
Other buildings and structures	-2.7	-6.9	-7.4	-3.5	-1.1	1.5	1.6	-3.2	-5.5	-0.8	8.8	12.3	11.3
Machinery and equipment	-1.9	-1.2	-2.9	-7.1	-5.7	-2.5	3.5	6.5	8.8	6.1	3.0	3.2	3.1
Livestock	0.0	-1.5	1.6	5.4	6.6	2.7	3.3	9.0	13.0	9.9	-1.0	-8.2	-9.9
Intangible fixed assets	4.6	4.4	3.8	4.0	5.8	5.1	2.4	-0.7	-2.1	-0.3	2.8	4.1	3.6
Ownership transfer costs	3.9	3.5	2.0	-2.5	-4.8	-1.8	5.1	8.9	5.3	4.0	3.9	4.2	2.9
Public enterprises gross fixed capital formation	-4.4	7.7	-2.2	-8.0	-9.0	-1.3	-1.7	3.1	9.1	6.2	2.9	3.0	3.3
Commonwealth	14.9	6.0	-7.3	-8.8	-17.8	-22.8	-12.9	15.7	37.6	18.6	-3.7	-8.1	-10.4
State and local	-12.2	8.6	0.4	-7.7	-5.0	7.3	1.5	0.0	0.9	1.3	6.0	7.6	8.2
General government gross fixed capital formation	9.7	6.4	0.2	-2.2	-1.5	-2.6	-3.8	-5.4	-3.4	-0.1	1.3	0.6	-0.6
National	33.8	17.2	-6.0	-12.8	5.3	16.0	10.3	-5.5	-6.6	-0.9	5.4	3.4	0.8
State and local	7.7	5.3	0.9	-1.1	-2.2	-4.5	-5.6	-5.4	-2.9	0.0	0.7	0.2	-0.8
Gross state expenditure	0.8	1.6	0.8	-0.4	-1.0	-0.4	0.7	1.5	1.9	1.7	1.8	2.1	2.1
Exports of goods and services	0.4	1.3	2.4	2.5	1.6	0.6	0.5	0.8	1.3	1.5	1.0	0.4	0.2
Exports of goods and services, overseas	1.4	1.4	1.8	3.0	3.0	2.1	1.1	-0.1	0.2	-0.5	-0.7	-0.1	0.2
Exports of goods, overseas	2.2	2.1	1.5	2.1	2.8	3.0	2.5	1.0	0.5	-0.4	-0.7	0.0	0.4
Exports of services, less tourism services, overseas	-1.6	-1.8	3.8	8.1	4.4	-1.1	-5.0	-4.7	0.1	0.0	-0.6	-1.4	-1.6
Exports of tourism services, overseas	-1.0	-0.6	1.4	3.6	2.3	-0.6	-2.8	-3.3	-2.8	-2.7	-1.1	0.6	1.5
Exports of goods and services, interstate	-1.3	1.0	3.5	1.6	-1.0	-2.5	-0.8	2.7	3.6	5.6	4.2	1.5	0.2
Exports of goods, interstate	-2.5	0.8	2.9	0.6	-0.7	-1.4	0.7	2.7	4.1	5.9	5.0	2.0	0.0
Exports of services, less tourism services, interstate	—	—	—	—	—	—	—	—	—	—	—	—	—
Exports of tourism services, interstate	1.0	1.6	4.7	3.4	-1.6	-4.5	-3.5	2.7	2.7	5.0	2.6	0.3	0.5
less Imports of goods and services	-0.6	0.0	-0.3	-1.3	-1.2	-0.6	0.4	0.2	1.4	3.2	3.8	3.1	1.8
less Imports of goods and services, overseas	2.9	3.3	2.2	-0.1	-1.9	-2.6	-2.6	-2.0	0.2	3.2	5.1	4.6	3.3
less Imports of goods, overseas	3.0	3.7	2.7	0.1	-2.2	-3.1	-3.2	-1.9	1.1	4.3	6.3	5.6	4.1
less Imports of services, less tourism services, overseas	1.9	1.9	1.1	-0.5	-1.6	-1.6	-1.3	-1.8	-1.7	0.7	2.3	2.1	1.3
Imports of tourism services, overseas	5.3	3.4	-0.8	-1.6	0.4	0.4	-0.4	-3.8	-3.9	-1.4	0.9	0.9	0.0
less Imports of goods and services, interstate	-3.1	-2.4	-2.3	-2.3	-0.6	1.0	2.9	1.8	2.3	3.3	2.8	2.0	0.7
less Imports of goods, interstate	-3.1	-2.1	-2.0	-2.5	-1.3	0.6	2.9	2.2	3.0	4.0	3.2	2.2	0.7
less Imports of services, less tourism services, interstate	—	—	—	—	—	—	—	—	—	—	—	—	—
Imports of tourism services, interstate	-3.3	-5.4	-5.7	1.3	8.3	6.5	2.6	-2.8	-6.3	-6.5	-3.0	-1.5	0.3
Expenditure on gross state product	1.3	2.1	1.8	1.0	0.1	0.0	0.7	1.8	1.9	1.0	0.7	1.1	1.6

Chain	volume measure base year 2000-01

TABLE 3

DOMESTIC PRODUCTION ACCOUNT—QUEENSLAND

(Trend, chain volume measure, quarterly contribution to growth, % point)

	Change from last quarter
	1999-2000				2000-01				2001-02				2002-03
	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep
Household final consumption expenditure	0.6	0.5	0.3	0.4	0.7	0.9	0.8	0.4	0.2	0.3	0.7	0.8	0.7
Internal consumption expenditure	0.6	0.6	0.4	0.4	0.6	0.8	0.8	0.4	0.3	0.4	0.7	0.8	0.7
Non-tourism	0.6	0.7	0.6	0.5	0.6	0.6	0.6	0.3	0.3	0.4	0.7	0.8	0.6
Tourism	0.0	-0.1	-0.1	-0.1	0.0	0.2	0.2	0.1	0.0	0.0	0.0	0.0	0.1
External consumption expenditure	0.0	-0.1	-0.1	0.0	0.1	0.1	0.0	-0.1	-0.1	-0.1	0.0	0.0	0.0
Imports of tourism services, overseas	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Imports of tourism services, interstate	-0.1	-0.1	-0.1	0.0	0.1	0.1	0.0	0.0	-0.1	-0.1	0.0	0.0	0.0
General government final consumption expenditure	0.4	0.5	0.3	0.0	-0.1	-0.1	0.0	0.1	0.3	0.5	0.4	0.2	0.0
National	0.2	0.3	0.2	0.0	-0.1	-0.1	0.0	0.1	0.3	0.3	0.2	0.1	0.0
State and local	0.2	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.1	0.2	0.2	0.1	0.0
Private gross fixed capital formation	0.0	0.6	0.5	-0.6	-1.3	-0.9	0.4	1.2	1.1	0.9	0.9	1.1	1.2
Dwellings	0.2	0.9	0.9	-0.1	-0.9	-0.8	0.1	0.7	0.7	0.4	0.3	0.5	0.6
Other buildings and structures	-0.1	-0.3	-0.3	-0.1	0.0	0.1	0.1	-0.1	-0.2	0.0	0.3	0.4	0.4
Machinery and equipment	-0.1	-0.1	-0.2	-0.5	-0.3	-0.1	0.2	0.4	0.5	0.4	0.2	0.2	0.2
Livestock	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.1	0.1	0.1	0.0	-0.1	-0.1
Intangible fixed assets	0.0	0.0	0.0	0.0	0.1	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Ownership transfer costs	0.1	0.0	0.0	0.0	-0.1	0.0	0.1	0.1	0.1	0.1	0.1	0.1	0.0
Public enterprises gross fixed capital formation	-0.1	0.2	-0.1	-0.2	-0.2	0.0	0.0	0.1	0.2	0.1	0.1	0.1	0.1
Commonwealth	0.1	0.1	-0.1	-0.1	-0.1	-0.1	-0.1	0.1	0.2	0.1	0.0	-0.1	-0.1
State and local	-0.2	0.1	0.0	-0.1	-0.1	0.1	0.0	0.0	0.0	0.0	0.1	0.1	0.1
General government gross fixed capital formation	0.4	0.3	0.0	-0.1	-0.1	-0.1	-0.1	-0.2	-0.1	0.0	0.0	0.0	0.0
National	0.1	0.1	0.0	-0.1	0.0	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0
State and local	0.3	0.2	0.0	0.0	-0.1	-0.2	-0.2	-0.2	-0.1	0.0	0.0	0.0	0.0
Change in inventories	-0.2	-0.5	-0.4	-0.2	0.0	0.0	-0.1	-0.1	0.1	0.1	0.1	0.0	0.0
Statistical discrepancy (E)	-0.2	0.1	0.3	0.2	0.0	-0.2	-0.2	0.1	0.1	-0.2	-0.3	-0.1	0.2
Gross state expenditure	0.9	1.7	0.9	-0.4	-1.0	-0.4	0.7	1.5	2.0	1.7	1.8	2.2	2.2
Exports of goods and services	0.2	0.4	0.9	0.9	0.6	0.2	0.2	0.3	0.5	0.6	0.4	0.2	0.1
Exports of goods and services, overseas	0.3	0.3	0.4	0.7	0.7	0.5	0.3	0.0	0.1	-0.1	-0.2	0.0	0.1
Exports of goods, overseas	0.4	0.4	0.3	0.4	0.5	0.6	0.5	0.2	0.1	-0.1	-0.1	0.0	0.1
Exports of services, less tourism services, overseas	-0.1	-0.1	0.1	0.2	0.1	0.0	-0.2	-0.1	0.0	0.0	0.0	0.0	0.0
Exports of tourism services, overseas	0.0	0.0	0.0	0.1	0.0	0.0	-0.1	-0.1	0.0	0.0	0.0	0.0	0.0
Exports of goods and services, interstate	-0.2	0.1	0.4	0.2	-0.1	-0.3	-0.1	0.3	0.4	0.7	0.5	0.2	0.0
Exports of goods, interstate	-0.2	0.1	0.2	0.1	-0.1	-0.1	0.1	0.2	0.3	0.5	0.4	0.2	0.0
Exports of services, less tourism services, interstate	—	—	—	—	—	—	—	—	—	—	—	—	—
Exports of tourism services, interstate	0.0	0.1	0.2	0.1	-0.1	-0.2	-0.1	0.1	0.1	0.2	0.1	0.0	0.0
less Imports of goods and services	-0.3	0.0	-0.1	-0.5	-0.5	-0.3	0.2	0.1	0.5	1.2	1.5	1.3	0.7
less Imports of goods and services, overseas	0.5	0.6	0.4	0.0	-0.4	-0.5	-0.5	-0.3	0.0	0.5	0.8	0.8	0.6
less Imports of goods, overseas	0.4	0.5	0.4	0.0	-0.3	-0.4	-0.4	-0.2	0.1	0.5	0.8	0.7	0.5
less Imports of services, less tourism services, overseas	0.1	0.1	0.0	0.0	-0.1	-0.1	-0.1	-0.1	-0.1	0.0	0.1	0.1	0.1
Imports of tourism services, overseas	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
less Imports of goods and services, interstate	-0.8	-0.6	-0.5	-0.5	-0.1	0.2	0.6	0.4	0.5	0.7	0.6	0.5	0.2
less Imports of goods, interstate	-0.7	-0.5	-0.4	-0.5	-0.3	0.1	0.6	0.4	0.6	0.8	0.7	0.5	0.2
less Imports of services, less tourism services, interstate	—	—	—	—	—	—	—	—	—	—	—	—	—
Imports of tourism services, interstate	-0.1	-0.1	-0.1	0.0	0.1	0.1	0.0	0.0	-0.1	-0.1	0.0	0.0	0.0
Expenditure on gross state product	1.3	2.1	1.8	1.0	0.1	0.0	0.7	1.8	1.9	1.0	0.7	1.1	1.6

Chain	volume measure base year 2000-01

TABLE 4

DOMESTIC PRODUCTION ACCOUNT—QUEENSLAND

(Trend, chain volume measure, annual % change - quarterly)

	Change from same quarter last year
	1999-2000				2000-01				2001-02				2002-03
	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep
Household final consumption expenditure	4.8	3.9	3.4	3.1	3.3	4.0	4.8	4.7	3.8	2.7	2.5	3.3	4.2
Internal consumption expenditure	4.7	4.2	3.8	3.5	3.5	3.9	4.5	4.6	4.1	3.3	3.3	4.0	4.7
Non-tourism	5.0	4.6	4.5	4.3	4.2	4.1	4.1	3.8	3.4	3.0	3.3	4.1	4.8
Tourism	0.4	-4.7	-9.7	-13.1	-11.9	-0.1	12.9	21.9	21.4	9.8	2.6	0.9	2.7
External consumption expenditure	5.9	-1.2	-6.7	-6.5	-1.0	5.7	11.8	8.2	-3.0	-11.4	-14.2	-12.0	-6.7
Imports of tourism services, overseas	15.6	17.2	14.1	6.2	1.3	-1.6	-1.2	-3.3	-7.5	-9.1	-7.9	-3.5	0.5
Imports of tourism services, interstate	1.4	-9.5	-16.2	-12.7	-2.3	10.0	19.8	15.0	-0.5	-12.6	-17.4	-16.3	-10.5
General government final consumption expenditure	5.7	6.9	7.7	6.6	3.5	0.2	-1.3	-0.9	1.7	5.2	7.4	7.7	6.0
National	5.2	10.3	13.9	13.0	7.6	0.6	-2.4	-1.0	4.8	10.9	13.1	11.5	7.2
State and local	6.0	5.1	4.4	3.3	1.4	0.0	-0.7	-0.9	-0.1	2.0	4.3	5.6	5.2
Private gross fixed capital formation	6.7	4.8	5.0	2.2	-4.5	-11.9	-11.8	-2.9	10.5	21.2	23.5	22.3	21.6
Dwellings	-10.5	6.1	28.9	35.4	14.2	-14.9	-24.3	-13.1	10.9	34.8	39.6	30.9	26.8
Other buildings and structures	10.9	-0.9	-13.6	-19.0	-17.6	-10.2	-1.5	-1.3	-5.7	-7.8	-1.2	14.5	34.8
Machinery and equipment	18.2	3.4	-5.7	-12.6	-15.9	-17.1	-11.6	1.3	16.9	27.3	26.7	22.8	16.3
Livestock	10.2	-1.5	-1.5	5.4	12.3	17.2	19.2	23.4	30.8	40.0	34.2	13.0	-9.9
Intangible fixed assets	24.5	21.3	18.7	17.8	19.2	20.1	18.5	13.2	4.8	-0.7	-0.3	4.5	10.5
Ownership transfer costs	14.3	17.9	14.9	6.9	-2.0	-7.0	-4.1	7.1	18.4	25.4	23.9	18.5	15.8
Public enterprises gross fixed capital formation	-19.3	-20.5	-13.2	-7.4	-11.9	-19.3	-18.9	-9.0	9.1	17.4	23.0	22.8	16.2
Commonwealth	30.3	37.4	22.6	3.0	-26.3	-46.3	-49.6	-36.1	7.0	64.4	81.7	44.4	-6.0
State and local	-32.8	-34.7	-23.8	-11.6	-4.3	-5.4	-4.4	3.6	10.0	3.8	8.3	16.5	25.0
General government gross fixed capital formation	38.6	37.9	27.5	14.3	2.6	-6.1	-9.9	-12.8	-14.4	-12.2	-7.5	-1.6	1.2
National	39.4	63.4	60.3	28.4	1.0	0.0	17.4	27.4	13.0	-3.4	-7.8	0.8	8.8
State and local	38.5	35.5	24.8	13.1	2.8	-6.8	-12.7	-16.5	-17.2	-13.3	-7.5	-2.0	0.1
Gross state expenditure	5.8	4.6	3.9	2.8	1.0	-1.0	-1.1	0.8	3.7	5.9	7.0	7.7	7.9
Exports of goods and services	2.3	3.0	4.9	6.8	8.0	7.3	5.3	3.5	3.2	4.2	4.8	4.4	3.2
Exports of goods and services, overseas	4.7	6.1	6.6	7.8	9.5	10.3	9.5	6.2	3.4	0.7	-1.1	-1.2	-1.2
Exports of goods, overseas	5.2	8.0	8.6	8.2	8.8	9.7	10.8	9.5	7.1	3.5	0.3	-0.7	-0.8
Exports of services, less tourism services, overseas	1.0	-3.4	-0.8	8.4	14.9	15.8	6.0	-6.5	-10.3	-9.3	-5.1	-1.9	-3.6
Exports of tourism services, overseas	6.2	3.3	1.0	3.4	6.8	6.8	2.4	-4.4	-9.2	-11.1	-9.5	-5.8	-1.6
Exports of goods and services, interstate	-2.1	2.5	1.8	4.8	5.2	1.5	2.7	-1.6	3.0	11.5	17.1	15.7	11.9
Exports of goods, interstate	-3.4	-5.0	-1.6	1.7	3.6	1.3	-0.8	1.2	6.1	14.0	18.9	18.1	13.5
Exports of services, less tourism services, interstate	—	—	—	—	—	—	—	—	—	—	—	—	—
Exports of tourism services, interstate	0.5	2.7	8.9	11.1	8.3	1.8	-6.2	-6.8	-2.7	6.9	13.6	11.0	8.5
less Imports of goods and services	3.4	0.5	-0.9	-2.2	-2.8	-3.4	-2.7	-1.3	1.4	5.3	8.8	12.0	12.4
less Imports of goods and services, overseas	8.5	11.0	11.1	8.4	3.3	-2.5	-7.1	-8.8	-6.9	-1.4	6.5	13.7	17.2
less Imports of goods,overseas	8.4	11.5	12.2	9.8	4.3	-2.6	-8.2	-10.0	-7.0	0.1	9.8	18.3	21.8
less Imports of services, less tourism services, overseas	7.3	8.4	7.2	4.5	1.0	-2.5	-4.9	-6.1	-6.2	-4.1	-0.5	3.4	6.5
Imports of tourism services, overseas	15.6	17.2	14.1	6.2	1.3	-1.6	-1.2	-3.3	-7.5	-9.1	-7.9	-3.5	0.5
less Imports of goods and services, interstate	0.0	-6.5	-9.0	-9.6	-7.4	-4.2	0.9	5.1	8.2	10.6	10.6	10.8	9.0
less Imports of goods, interstate	-0.1	-6.2	-8.5	-9.4	-7.7	-5.2	-0.4	4.4	8.9	12.6	12.9	12.9	10.4
less Imports of services, less tourism services, interstate	—	—	—	—	—	—	—	—	—	—	—	—	—
Imports of tourism services, interstate	1.4	-9.5	-16.2	-12.7	-2.3	10.0	19.8	15.0	-0.5	-12.6	-17.4	-16.3	-10.5
Expenditure on gross state product	5.6	5.8	6.4	6.5	5.1	3.0	1.8	2.6	4.5	5.5	5.5	4.8	4.5

Chain volume measure base year 2000-01

TABLE 5

DOMESTIC PRODUCTION ACCOUNT—QUEENSLAND

(Trend, chain volume measure, annual contribution to growth—quarterly, % point)

	Change from same quarter last year
	1999-2000				2000-01				2001-02				2002-03
	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep
Household final consumption expenditure	3.0	2.4	2.1	1.9	2.0	2.4	2.8	2.8	2.3	1.7	1.6	2.0	2.5
Internal consumption expenditure	2.8	2.5	2.2	2.1	2.0	2.3	2.6	2.6	2.4	2.0	1.9	2.3	2.7
Non-tourism	2.8	2.6	2.5	2.4	2.4	2.3	2.3	2.1	1.9	1.7	1.9	2.3	2.6
Tourism	0.0	-0.1	-0.3	-0.4	-0.3	0.0	0.3	0.5	0.5	0.2	0.1	0.0	0.1
External consumption expenditure	0.2	0.0	-0.2	-0.2	0.0	0.1	0.3	0.2	-0.1	-0.3	-0.4	-0.3	-0.2
Imports of tourism services, overseas	0.1	0.1	0.1	0.1	0.0	0.0	0.0	0.0	-0.1	-0.1	-0.1	0.0	0.0
Imports of tourism services, interstate	0.0	-0.2	-0.3	-0.2	0.0	0.2	0.3	0.2	0.0	-0.2	-0.3	-0.3	-0.2
General government final consumption expenditure	1.1	1.3	1.4	1.2	0.6	0.0	-0.2	-0.2	0.3	0.9	1.3	1.4	1.1
National	0.3	0.6	0.9	0.8	0.5	0.0	-0.2	-0.1	0.3	0.7	0.8	0.7	0.5
State and local	0.7	0.6	0.5	0.4	0.2	0.0	-0.1	-0.1	0.0	0.2	0.5	0.6	0.6
Private gross fixed capital formation	1.3	1.0	1.0	0.5	-0.9	-2.4	-2.4	-0.6	1.9	3.6	4.1	4.1	4.1
Dwellings	-0.7	0.4	1.7	2.0	0.8	-1.0	-1.8	-0.9	0.7	1.9	2.1	1.9	1.8
Other buildings and structures	0.5	0.0	-0.6	-0.9	-0.8	-0.4	-0.1	0.0	-0.2	-0.3	0.0	0.5	1.1
Machinery and equipment	1.2	0.2	-0.4	-0.9	-1.1	-1.2	-0.8	0.1	1.0	1.5	1.5	1.4	1.1
Livestock	0.0	0.0	0.0	0.0	0.1	0.1	0.1	0.1	0.2	0.2	0.2	0.1	-0.1
Intangible fixed assets	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.1	0.0	0.0	0.0	0.0	0.1
Ownership transfer costs	0.2	0.2	0.2	0.1	0.0	-0.1	-0.1	0.1	0.2	0.3	0.3	0.2	0.2
Public enterprises gross fixed capital formation	-0.6	-0.7	-0.4	-0.2	-0.3	-0.5	-0.5	-0.2	0.2	0.4	0.5	0.5	0.4
Commonwealth	0.2	0.3	0.2	0.0	-0.2	-0.4	-0.4	-0.3	0.0	0.3	0.3	0.2	0.0
State and local	-0.9	-1.0	-0.6	-0.2	-0.1	-0.1	-0.1	0.1	0.2	0.1	0.1	0.3	0.4
General government gross fixed capital formation	1.2	1.2	1.0	0.5	0.1	-0.3	-0.4	-0.5	-0.6	-0.5	-0.3	-0.1	0.0
National	0.1	0.2	0.2	0.1	0.0	0.0	0.1	0.1	0.0	0.0	0.0	0.0	0.0
State and local	1.1	1.1	0.8	0.5	0.1	-0.3	-0.5	-0.6	-0.6	-0.5	-0.2	-0.1	0.0
Change in inventories	0.8	0.1	-0.9	-1.3	-1.2	-0.7	-0.3	-0.2	-0.1	0.1	0.3	0.4	0.3
Statistical discrepancy (E)	-0.4	-0.3	0.0	0.5	0.7	0.3	-0.2	-0.3	-0.2	-0.1	-0.3	-0.4	-0.3
Gross state expenditure	6.2	4.9	4.2	3.0	1.1	-1.1	-1.2	0.8	3.9	6.1	7.2	7.9	8.1
Exports of goods and services	0.8	1.1	1.8	2.4	2.9	2.6	1.9	1.3	1.2	1.6	1.8	1.6	1.2
Exports of goods and services, overseas	1.1	1.4	1.5	1.8	2.2	2.4	2.2	1.5	0.8	0.2	-0.3	-0.3	-0.3
Exports of goods, overseas	1.0	1.5	1.6	1.5	1.6	1.8	2.0	1.8	1.4	0.7	0.1	-0.1	-0.1
Exports of services, less tourism services, overseas	0.0	-0.1	0.0	0.3	0.5	0.5	0.2	-0.2	-0.3	-0.3	-0.2	-0.1	-0.1
Exports of tourism services, overseas	0.1	0.1	0.0	0.1	0.1	0.1	0.0	-0.1	-0.2	-0.2	-0.2	-0.1	0.0
Exports of goods and services, interstate	-0.3	-0.3	0.2	0.6	0.6	0.2	-0.3	-0.2	0.4	1.4	2.0	1.9	1.4
Exports of goods, interstate	-0.3	-0.4	-0.1	0.1	0.3	0.1	-0.1	0.1	0.5	1.1	1.5	1.4	1.1
Exports of services, less tourism services, interstate	—	—	—	—	—	—	—	—	—	—	—	—	—
Exports of tourism services, interstate	0.0	0.1	0.4	0.5	0.4	0.1	-0.3	-0.3	-0.1	0.3	0.5	0.4	0.3
less Imports of goods and services	1.5	0.2	-0.4	-1.0	-1.2	-1.5	-1.1	-0.5	0.5	2.1	3.5	4.7	4.8
less Imports of goods and services, overseas	1.5	1.9	2.0	1.5	0.6	-0.5	-1.3	-1.6	-1.2	-0.2	1.1	2.2	2.8
less Imports of goods, overseas	1.1	1.4	1.6	1.3	0.6	-0.3	-1.1	-1.3	-0.9	0.0	1.2	2.1	2.5
less Imports of services, less tourism services, overseas	0.3	0.4	0.3	0.2	0.0	-0.1	-0.2	-0.3	-0.3	-0.2	0.0	0.1	0.2
Imports of tourism services, overseas	0.1	0.1	0.1	0.1	0.0	0.0	0.0	0.0	-0.1	-0.1	-0.1	0.0	0.0
less Imports of goods and services, interstate	0.0	-1.7	-2.4	-2.5	-1.8	-1.0	0.2	1.1	1.8	2.3	2.4	2.4	2.0
less Imports of goods, interstate	0.0	-1.6	-2.1	-2.3	-1.8	-1.1	-0.1	0.9	1.8	2.5	2.7	2.7	2.2
less Imports of services, less tourism services, interstate	—	—	—	—	—	—	—	—	—	—	—	—	—
Imports of tourism services, interstate	0.0	-0.2	-0.3	-0.2	0.0	0.2	0.3	0.2	0.0	-0.2	-0.3	-0.3	-0.2
Expenditure on gross state product	5.6	5.8	6.4	6.5	5.1	3.0	1.8	2.6	4.5	5.5	5.5	4.8	4.5

Chain	volume measure base year 2000-01

EXPLANATORY NOTES

Overview

The Queensland State Accounts are compiled in accordance with new international standards contained in the System of National Accounts 1993 (SNA93).

Readers interested in more detailed information on the changes to national and state accounts are referred to the following Australian Bureau of Statistics (ABS) information papers:

•	Australian System of National Accounts: Concepts, Sources and Methods (Cat No 5216.0);

•	Upgraded Australian National Accounts (Cat No 5253.0);

•	Implementation of Revised International Standards in the Australian National Accounts (Cat No 5251.0); and

•	Introduction of Chain Volume Measure in the Australian National Accounts (Cat No 5248.0).

The broad structure of the Queensland State Accounts is that of a social accounting matrix comprising two regions: Queensland and the Rest of Australia. This enables the appropriate comparison to be made of the performance of Queensland with respect to the performance of the Rest of the nation, rather than with Australia as a whole.

For both regions, four fundamental accounts have been specified: domestic (or State) production account, state consumption account, state accumulation account and the external account. The state consumption and accumulation accounts have been further disaggregated into sectoral accounts. These sectoral accounts include household, State and local general government, Commonwealth general government and private and public trading and financial enterprises. This publication reports only on the domestic production accounts of these two regions.

The Queensland State Accounts are designed to allow consolidation of the two regions into the single region of Australia. The Australian National Accounts, produced by the ABS, form a clear national framework and set of estimates, with which the Queensland State Accounts is congruent.

The ABS also produces the Australian National Accounts, National Income, Expenditure and Product. The Queensland State Accounts uses as much of the Queensland information contained in this ABS publication as is appropriate and relevant. However, since the purpose of the Queensland State Accounts is to measure the structure and performance of the Queensland economy as accurately and comprehensively as possible, it significantly extends the information contained in the Australian National Accounts, National Income, Expenditure and Product series. Since this extension is feasible in the case of a single State, especially one with the statistical resources of Queensland, the Queensland State Accounts is not necessarily bound to agree exactly with any ABS estimates. Nevertheless, the quality of the Australian National Accounts is such that Queensland State Accounts estimates are generally and routinely benchmarked on them. In all cases, the ABS estimates are taken into strong initial consideration.

The major extension of the domestic production accounts in the Queensland State Accounts system is the addition of estimates of interstate trade in goods and trade in services, including tourism transactions. This enables the system to derive quarterly estimates of gross State product in volume terms. As well, this provides a more comprehensive understanding of Queensland’s overall trade performance, and replaces the more limited understanding provided by the common misperception of overseas State trade as total State trade.

Methodological issues

As noted below in Definitions and source notes, the estimates in Queensland State Accounts generally agree with those of the ABS Australian National Accounts, National Income, Expenditure and Product when available, except in cases where the Office of the Government Statistician has improved on, or corrected, ABS estimates.

Differences between the Queensland estimates in the Australian National Accounts, National Income, Expenditure and Product and those in the Queensland State Accounts reflect corrections and improvements in data construction made by the Office of the Government Statistician. These corrections generally arise from data confrontation exercises which involve alternative sources of evidence or information, and which often involve the input of further primary information.

Compensation of employees

The term “Compensation of employees” replaces the existing “wages, salaries and supplements”. It is classified into two components: wages and salaries; and employers’ social contribution. The estimation of non-farm civilian wages and salaries is the largest component to be estimated in the construction of wages and salaries component. This is determined by applying average earnings from the ABS Survey of Employment and Earnings (SEE) to Labour Force Survey (LFS) wage and salary employees.

In June quarter 2002, the ABS introduced a new method of calculating compensation of employees due to the cessation of the private sector component of SEE in December 2001. The ABS now source private sector earnings data from the Quarterly Economic Activity Survey (QEAS).

As reported in the September quarter 1994 issue of Queensland State Accounts, detailed analysis by Queensland Treasury showed that estimates of wages, salaries and supplements for Queensland had been substantially understated by the ABS for the four quarters of 1993-94.

Following the release of the June quarter 1997 issue of SEE, analysis suggested that this under-recording of private sector gross earnings and private sector average earnings occurred in Queensland for seven quarters beginning September quarter 1993. An adjustment, based on a methodology described in the June quarter 1997 Queensland State Accounts, was applied to the ABS estimate of wages, salaries and supplements for this period to correct for this under-recording.

Further recent analysis of SEE estimates of Queensland average earnings by the Office of the Government Statistician suggests that Queensland wages, salaries and supplements are again being under-estimated by the series published in the ABS National Accounts: National Income, Expenditure and Product (see Chart 10 below). In particular, the decline in the rate of growth in SEE average earnings is not supported by other evidence from the Queensland labour market in recent quarters. Further, the fall in the rate of growth in average earnings cannot be explained by compositional changes in the labour force.

In view of this recurrent problem, the Office of the Government Statistician has re-estimated the wages, salaries and supplements series since the September quarter 1993. The methodology adopted by the Office of the Government Statistician applies the average of the annual changes in average weekly earnings and those of SEE average earnings to the movements in LFS wage and salary earners to estimate the Queensland compensation of employees series. From June 2002, the implied average earnings from the ABS’s QEAS replaced the SEE average earnings in Office of the Government Statistician’s methodology. Chart 11 shows the quarterly annual percentage changes in the revised Office of the Government Statistician’s compensation of employees series, compared with the original ABS series.

Input-output tables

The Queensland State Accounts and Queensland’s State and regional input-output tables, which are also produced by the Office of the Government Statistician, have been developed in close association, so that these two components of the overall system of State accounts are congruent. An intention is to use the input-output tables to assist in the future reconciliation of the income and expenditure estimates of domestic production in the State, as well as the production based estimates when available.

Chart 10 Average Earnings, Queensland

(annual % change, quarterly)

Source:

ABS, Survey of Employment and Earnings (ABS 6248.0)

ABS, Average Weekly Earnings (ABS 6302.0)

Chart 11 Compensation of Employees, Queensland

(annual % change, quarterly)

Source:

ABS, Australian National Accounts: National Income, Expenditure and Product (ABS 5206.0)

Office of the Government Statistician, Queensland State Accounts

Seasonally adjusted and trend estimates

In interpreting movement in quarterly time series, it is useful to recognise and take account of changes due to seasonal and other types of calendar influences. Seasonal effects usually reflect the influences of the seasons themselves, either directly (e.g. farm production) or indirectly, through activity related to them, such as social conventions (e.g. the incidence of holidays), or administrative practices (e.g. the timing of wage and salary payments). Other types of calendar variations may occur as a result of influences such as the number and composition of days in a calendar period, the accounting or the recording procedures adopted, or the incidence of moveable holidays such as Easter. For example, Easter can fall either in the March quarter, the June quarter, or in both quarters.

Movements in a time series can be due to a complex interaction of up to six notional influences. These influences are:

•	the seasonal pattern which reflects the systematically recurring rise (fall) of the quarters;

•	the “trading day” pattern which reflects how the series systematically varies with changes in the composition of the quarters;

•	moving holiday impacts;

•	other systematic calendar related effects;

•	the trend which reflects the fundamental and long-term direction of the series; and

•	the residual/irregular influences which reflect the short-term erratic factors in the series.

Statistical techniques may be used to evaluate the effects on normal and calendar influences operating on a series and to produce seasonally adjusted estimates by the removal of these influences. One of the most widely used seasonal adjustment methods is the X-11 variant of the Census Method 11 Seasonal

Adjustment Program and its companion program X-11Q developed by the U.S. Bureau of the Census.

The X-11Q procedure uses an iterative system of moving averages and linear regression techniques to obtain seasonal and other systematic calendar effects. For quarterly series, prior adjustments can be incorporated for moving holidays and trading day adjustments. However, in accordance with the methodology used by the ABS to adjust the Australian National Accounts, it was assumed that the trading day effects on quarterly State Accounts series are likely to be insignificant except in the case of private final consumption expenditure. At each estimation stage, the adverse effects of “extreme” movements are reduced to minimise distortion of extremes. Final estimates of the seasonal effects are combined and divided into the original data series to produce a seasonally adjusted series.

Seasonal adjustment removes the estimated effects of seasonal and other types of calendar variations from the statistical series, so that the effects of other influences can be analysed. However, if a movement is due to short-term irregular factors and not the underlying trend, then the seasonally adjusted estimate may be deficient in estimating reliably the timing, level and turning points in economic activity. Whether a seasonally adjusted series is a good proxy of the trend or not, will depend on the relative contribution of the irregular component to the quarterly movements, compared with the trend contribution. The irregular nature of seasonally adjusted data is not a deficiency of the seasonal adjustment process, but simply reflects the irregular/residual influences present in the original data, as well as the trend component.

Trend estimates may be produced by smoothing out these residual/irregular components of the seasonally adjusted series. The procedure used in the Queensland State Accounts is similar to that used by the ABS and outlined in their publication Information Paper: A Guide to Smoothing Time Series—Estimates of Trends. It is designed to minimise the distortion to trend level, turning point and timing, and is based on the seven term Henderson moving average in the case of quarterly series.

The Henderson procedure is a symmetric moving average that is centred on a point in time. Consequently, there is no phase shift in the resulting smoothed series. However, there are insufficient observations available for the calculation of the last three quarters of a series, when using such a seven quarter moving average. To overcome this end-point problem, a surrogate moving average that approximates the desired symmetric moving average is used.

Furthermore, in addition to the irregular phenomena of the real world, the effects of measurement errors contribute to the residual/irregular influences. For example, estimates produced from sample surveys can be affected by sampling error. Non-sampling errors may also be associated with series due to deficiencies or errors in reporting, processing and estimation. These measurement errors can also impact on the seasonal and trading day patterns. A smoothed seasonally adjusted or trend estimate will smooth these measurement errors and provide a better estimate of the fundamental trend. Another advantage of the Henderson moving average procedure is that if the seasonal process used has some deficiencies, such that there does remain some residual seasonality, for example some trading-day or some moving holiday variation in the adjusted data, then the trend smoothing process will also dampen their presence.

On the other hand, moving averages used to derive trend estimates cannot distinguish between measurement error and actual irregular occurrences, and both types of irregular movements are smoothed. Thus, the effects of the airline pilot’s dispute on the Queensland economy, which was largely concentrated on tourism activity (both imports and exports, as well as consumption expenditure) in December quarter 1989, is spread over a number of adjacent quarters in the trend estimate of gross state product.

To produce smoothed seasonally adjusted estimates for Queensland State Accounts seasonal factors are obtained using the X-11Q procedure. In line with the ABS procedure for the adjustments of corresponding Australian series, no prior adjustments for trading day and moving holiday effects are incorporated into the X-11Q procedure. Separate current and chain volume measure seasonal factors are calculated for interstate and foreign imports and exports of tourism services, reflecting the seasonality in the implicit price deflators of these series.

The Queensland State Accounts estimates are compiled by applying a seven term Henderson moving average, using the individual tailored end-weights based on the importance of the irregular variations relative to the movements in the trend of the corresponding Queensland components of the domestic production account. The rest of Australia estimates are derived by deconsolidation. The weights reflect the irregularity of the series being trended.

Differences in the estimates and in assumptions and judgments made in the filtering procedure will result in the seasonally adjusted and trend estimates in the Queensland State Accounts being different to those produced and published by the Australian Bureau of Statistics.

Treatment of tourism activity

It is useful to define and distinguish between the concepts of domestic and national economic transactions, and to consider the nature of a tourist agent. Put simply, the concept of domestic relates to transactions occurring within the confines of a domestic territory (that is, within political frontiers) regardless of who is involved in the transaction, whereas national relates to transactions undertaken by resident economic agents wherever these transactions occur. Thus a national concept may be more appropriate for a country which has a number of residents living and working abroad, or which owns and receives a substantial volume of income from investments in foreign countries.

Given this, tourism transactions may be classified and defined. The World Tourist Organisation in The Determination of the Importance of Tourism as an Economic Activity within the Framework of the National Accounting System defines three concepts of tourism as follows:

•	International tourism: tourism in the country’s domestic territory by non-resident tourism agents and in the rest of the world by resident tourism agents. International tourism as defined by the World Tourist Organisation includes two sub-categories: foreign tourism, i.e. tourism within the country’s domestic territory by non-resident agents; and tourism abroad, i.e. tourism in the rest of the world by resident tourism agents.

•	Domestic tourism: tourism within the country’s domestic territory by resident and non-resident tourism agents.

•	National tourism: tourism in the country’s domestic territory and the rest of the world by resident tourism agents.

The World Tourist Organisation also defines the type and nature of tourism agents (ignoring short-term tourists or excursionists) as follows:

•	Foreign visitors or visitors from outside the country:

Characteristically, visitors from outside the country:

1) are non-resident agents in the country visited; and

2) do not receive remuneration in the country visited.

Such visitors are defined as,

Persons not residing in the country, irrespective of nationality, who enter the country for purposes other than to earn remuneration in the country visited.

•	National tourists

Such persons are defined as:

Persons residing in the country, irrespective of nationality, who travel to a place situated within the country but other than their usual place of residence, for a period of at least twenty-four hours, or who spend at least one night there, for purposes other than to earn remuneration in the place visited. (In Australia, it is usual to include in this definition a requirement that a journey of at least 40km takes place.)

•	National visitors abroad

The two essential characteristics of such persons are that they:

1) are resident agents travelling outside the domestic territory of their country of residence; and

2) receive no remuneration in the country visited.

They are defined as follows:

Persons resident in the country, irrespective of nationality, travelling to one or more other countries for reasons other than earning remuneration in the country or countries visited.

A critical point to note from these definitions is that tourist agents do not engage in activity outside their domestic territory (or in the case of excursionists, outside their neighbourhood), which could result in remuneration being earned. This means that they do not engage in productive activity. Nor do they engage in accumulation in the sense that they purchase capital goods for use in the country they are visiting, except possibly for the purchase of real estate (although this is more likely to be an investment transaction, rather than one relating to tourism). Tourism agents clearly are engaged in a consumption form of activity. That is, they purchase goods and services, such as clothing, souvenirs and minor household durables, which are consumed immediately and cannot be accumulated or used again in a subsequent time period.

Accumulation transactions are defined by the World Tourist Organisation to be tourism gross fixed capital formation, and do not represent direct selling to tourists, but rather represent investment expenditure on physical assets which are used to provide facilities or infrastructure for tourists. However, these transactions can also be classified, more appropriately, by industries of sale or purchase (e.g. construction or recreation). If such expenditures are to be classified as tourism transactions, care must be taken to ensure that they are not double counted as investment expenditure by standard industries.

The essential characteristics of tourism transactions are that they are both consumption transactions and balance of payments transactions (i.e. when tourism transactions involve foreigners, or agents from outside the domestic territory where the transactions take place). There are three basic types of tourism transaction: tourism exports, or sales to non-resident tourists within a domestic territory; tourism imports, or sales to resident tourists outside the domestic territory; internal tourism consumption expenditures, or sales to resident tourists within the domestic territory.

Notes on formulae used

Changes

Last quarter

Change in a variable from one quarter to the next, e.g. the change from June quarter 2002 to September quarter 2002. This is only appropriate in the cases of seasonally adjusted and trend estimates. In the tables, this item is referred to as “quarterly percentage change”.

Same quarter last year

Change in a variable from one quarter to the same quarter in the following year, e.g. the change from September quarter 2001 to September quarter 2002. This provides a measure of annual change. In the tables, this item is referred to as “annual percentage change—quarterly”.

Year average

Change in a variable from one set of four continuous quarters to the same four quarters in the following year, e.g. the change from the sum or average of December quarter 2000, March quarter 2001, June quarter 2002 and September quarter 2001 to the sum or average of December quarter 2001, March quarter 2002, June quarter 2002 and September quarter 2002. This also provides a measure of annual change. This item is only contained in the summary tables.

Contribution to growth

The contribution of a component of an aggregate series to change in the aggregate from one period to another is give by the formula:

where Ci,t is the percentage point contribution to the change in the aggregate series from time period t-1 to time period t, caused by the change in the ith component of the aggregate series. Series calculated this way are referred to as “quarterly contribution to growth”.

It should be noted that contributions are also calculated for the change from time period t-4 to time period t. Series calculated this way are referred to as “annual contribution to growth—quarterly”.

Definitions and source notes

These definitions and notes have been constructed from the point of view of the Queensland State Accounts, rather than the Australian National Accounts; that is, they relate to the case of Queensland or to the rest of Australia, rather than the nation as a whole.

Chain Volume Measures

The chain volume measures appearing in this issue are annually reweighed chained Laspeyres indexes referenced to the current price in a reference year, currently 2000-01 chained Laspeyres volume measures are compiled by linking together (compounding) movements in volumes, calculated by using the average prices of the previous financial year, and applying the compounded movements to the current price estimates of the reference year. Quarterly chain volume estimates are benchmarked to annual chain volume estimates, so that the quarterly estimates for a financial year sum to the corresponding annual estimate.

Chain volume measures are not generally additive. They do not sum in total, in the way original current price components do. To minimise this impact, the ABS uses the year preceding the last full financial year as the reference year. This approach means that the chain volume measures are additive in the reference year (2000-01) and the quarters following the reference year. However, the chain volume measures are not additive in the quarters preceding the reference year.

Compensation of employees

This term replaces the term “wages, salaries and supplements”. Compensation of employees is the total remuneration, in cash or in kind, payable by an enterprise to an employee in return for work done by the latter during the accounting period.

As indicated on page 13 and shown in Chart 11 the Queensland State Accounts estimates of compensation of employees differ from those published in the Australian National Accounts, National Income, Expenditure and Product.

Gross operating surplus and gross mixed income

Gross operating surplus is a measure of the surplus accruing to owners from processes of production before deducting any explicit or implicit interest charges, rent or other property income payable on financial assets required to carry on the production and before deducting consumption of fixed capital.

Mixed income is the term reserved for the surplus accruing to owners of unincorporated enterprises from the process of production (as defined for gross operating surplus). It was previously described as gross operating surplus—unincorporated enterprises.

The Office of the Government Statistician uses indicators of activity to estimate Queensland’s share of the five components of Australia’s gross operating surplus and mixed income. Since the June quarter 2001 State data from the ABS publication Business Indicators: Australia has been used to estimate these shares. These estimates are benchmarked to the annual ABS estimates contained in Australian National Accounts, State Accounts, 2001-02.

Gross State product at factor cost

The sum of compensation of employees, gross operating surplus and gross mixed income.

Taxes less subsidies on production and imports

This term replaces the term “indirect taxes less subsidies”. It consists of ‘taxes less subsidies on products’ and ‘other’ taxes/subsidies on production. Taxes/subsidies on products are payable on goods and services when they are produced or sold by their producers and include taxes/subsidies and duties/subsidies on imports. Other taxes on production consist mainly of taxes on the ownership or use of land, building or other assets used in production, or labour employed or compensation of employees paid.

The Queensland State Accounts estimate is compiled using data on State and local government taxes and subsidies on production and imports and an estimate of Commonwealth taxes and subsidies on production and imports levied in Queensland.

Statistical discrepancy (I) and (E)

In line with the ABS practice, an explicit statistical discrepancy has been retained in the Queensland State Accounts. This discrepancy is allocated between the income and expenditure estimates to provide a unique measure of quarterly current gross state product. This is pro-rated from the national estimates to Queensland using gross state product. However, in the Queensland State Accounts the statistical discrepancy (E) has been recorded as a component of gross state expenditure and gross rest of Australia expenditure.

Gross State product

In line with the ABS practice, there is only one measure of current and chain volume measure gross state product. This measure represents the simple average of expenditure (E) and income (I) measure of gross state product. In previous issues of the Queensland State Accounts, the income measure was used as the headline measure.

Household final consumption expenditure

The sum of internal and external consumption expenditure.

Differences between the Australian National Accounts, National Income, Expenditure and Product and the Queensland State Accounts are due primarily to differences in the estimates of net interstate and overseas expenditure by tourists.

Internal consumption expenditure

Outlays, by State resident households and State resident producers of private non-profit services to households, on new durable and non-durable goods and services, less net sales of second-hand goods, within the domestic territory of the State.

This is largely based on the ABS estimate in the Australian National Accounts, National Income, Expenditure and Product.

External consumption expenditure

Outlays, by State resident households on new durable and non-durable goods and services outside the domestic territory of the State. These are expenditures by Queensland resident households engaged in tourism activity interstate or overseas.

These estimates are formed from data contained in the Bureau of Tourism Research National Visitor Survey and the ABS Balance of Payments.

Private gross fixed capital formation

The total value of private sector producers’ acquisitions, less disposals of fixed assets during the accounting period plus certain additions to the value of non-produced assets realised by the production activity of institutional units.

This is formed by the addition of the components of private investment: dwellings construction, other buildings and structures construction, machinery and equipment, livestock, intangible fixed assets and ownership transfer costs. Definitions of these components may be found in ABS Information Paper,

Implementation of Revised International Standards in the Australian National Accounts.

Estimates of these components are generally taken from the ABS estimates in the Australian National Accounts, National Income, Expenditure and Product.

General government final consumption expenditure

Net expenditure on goods and services by government authorities, except those classified as public enterprises, which does not result in the creation of fixed assets or inventories or in the acquisition of land and existing buildings or second-hand assets. Expenditure on defence assets that are used in a similar fashion to civilian assets is now classified as gross fixed capital formation. Expenditure on weapons of destruction and weapon delivery systems is still classified as final consumption expenditure.

Estimates of these components are generally taken from the ABS estimates in the Australian National Accounts, National Income, Expenditure and Product apart from 1999-2000 due to, the Office of the Government Statistician treating differently from the ABS the $1.1 billion transfer of funds to the employees’ superannuation fund in government final consumption expenditure.

General government gross fixed capital formation

Expenditure on new fixed assets plus net expenditure on second-hand assets whether for additions or replacements (other than weapons of destruction and weapon delivery systems).

Estimates of these components are generally taken from the ABS estimates in the Australian National Accounts, National Income, Expenditure and Product.

Public enterprises gross fixed capital formation

Expenditure on new fixed assets plus net expenditure on second-hand fixed assets and including both additions and replacements.

Estimates of these components are generally taken from the ABS estimates in the Australian National Accounts, National Income, Expenditure and Product, apart for the past four quarters. This reflects revised data on capital formation by State public enterprises.

Changes in inventories

This term replaces the existing term “stocks”. Inventories consist of materials and supplies, work-in-progress, finished goods and goods for resale, and includes all inventories held by government.

Estimates of these components are made by allocating the national inventory activity identified in the ABS estimates in the Australian National Accounts, National Income, Expenditure and Product to Queensland.

Gross state expenditure

The sum of household final consumption expenditure, general government final consumption expenditure, private gross fixed capital formation, public enterprises gross fixed capital formation, general government gross fixed capital formation, change in inventories and the statistical discrepancy (E).

Exports of goods and services, overseas

Sum of exports of goods overseas and exports of services overseas.

Exports of goods, overseas

All transfers of ownership of goods from Queensland residents to residents of overseas countries.

Prior to the September quarter 1996, estimates in current prices were obtained from the ABS by broad commodity group. The chain volume measures are calculated by deflating the commodity group using national implicit price deflators. From September quarter 1996 the State current price series are obtained from the ABS Foreign Trade by two digit Standard International Trade Classification (SITC). The State chain volume measure is then estimated using national two digit SITC implicit price deflator, except for Division 28 Metalliferous ores and metal scrap and Division 98 Combined confidential items of trade, which were adjusted to more closely align with Queensland’s export profile.

Exports of services, less tourism services, overseas

Sales of services provided by Queensland resident producers to residents of overseas countries, excluding sales to overseas residents visiting Queensland for tourism purposes.

This is estimated for Queensland by calculating its share from the ABS Balance of Payments.

Exports of tourism services, overseas

Sales of services provided by Queensland resident producers to residents of overseas countries visiting Queensland for the purpose of holiday or visiting friends or relatives.

This is estimated using data from the BTR International Visitor Survey and ABS Overseas Arrivals and Departures 3401.0.

Exports of goods and services, interstate

Sum of exports of goods interstate and exports of services interstate.

Exports of goods and services, less tourism services, interstate

The sum of the transfers of ownership of goods from Queensland residents to residents of other States, and the sales of services provided by Queensland resident producers to residents of other States, excluding sales to residents of other States visiting Queensland for tourism purposes.

This is estimated from the ABS Interstate Trade Survey. Exports of goods are estimated by broad commodity group.

Exports of tourism services, interstate

Sales of services provided by Queensland resident producers to residents of other States visiting Queensland for the purpose of holiday or visiting friends and relatives.

This is estimated using a combination of results from the BTR National Visitor Survey, and BTR Domestic Tourism Monitor, expenditure figures derived using a combination of the Domestic Tourism Expenditure Surveys (1982, 1992), and Queensland Travel and Tourism Corporation’s Queensland Visitors Survey.

Imports of goods and services, overseas

Sum of imports of goods overseas and imports of services overseas.

Imports of goods, overseas

All transfers of ownership of goods from residents of overseas countries to Queensland residents.

Prior to September quarter 1996, estimates in current prices were obtained from the ABS by broad commodity group. The chain volume measures are calculated by deflating the commodity group using national implicit price deflators. From September quarter 1996, the State current price series are obtained from the ABS Foreign Trade by two digit SITC. The chain volume measure is then estimated using the national two-digit SITC implicit price deflator.

Imports of services, less tourism services, overseas

Sales of services provided by residents of overseas countries to Queensland residents, excluding sales to Queensland residents visiting overseas countries for tourism purposes.

This is estimated for Queensland by calculating its share from the ABS Balance of Payments.

Imports of tourism services, overseas

Sales of services provided by residents of overseas countries to Queensland residents, visiting overseas countries for tourism purposes.

This is estimated for Queensland by calculating its share from the ABS Balance of Payments.

Imports of goods and services, interstate

Sum of imports of goods interstate and imports of services interstate.

Imports of goods and services, less tourism services, interstate

The sum of the transfers of ownership of goods from residents of other states to Queensland residents, and the sales of services provided by residents of other states to Queensland residents, excluding sales to Queensland residents visiting those other states for tourism purposes. This is estimated from the ABS Interstate Trade Survey. The imports of goods are estimated by broad commodity group.

Imports of tourism services, interstate

Sales of services provided by resident producers of other states to Queensland residents visiting those other states for tourism purposes.

This is estimated using a combination of results from the Bureau of Tourism Research’s National Visitor’s Survey and expenditure figures derived using a combination of the Domestic Tourism Expenditure Surveys (1982, 1992) and the former Queensland Travel and Tourism Corporation’s Queensland Visitor Survey.

Expenditure on gross state product

The sum of gross state expenditure and exports of goods and services, less imports of goods and services.